EXHIBIT 24.1



                       HANDEX ENVIRONMENTAL RECOVERY, INC.

                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that Handex Environmental Recovery, Inc. hereby constitutes and appoints Curtis Lee Smith, Jr., Stuart O. Smith, Thomas
J. Bresnan, John T. St. James and Scott R. Wilson, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 5th day of May, 1995.

                              HANDEX ENVIRONMENTAL RECOVERY, INC.




                              By: /s/ Curtis Lee Smith, Jr.
                                 Curtis Lee Smith, Jr. Chairman and
                                 Chief Executive Officer